EXHIBIT 10.27

LIMITED WAIVER AGREEMENT

THIS LIMITED WAIVER AGREEMENT, dated as of September 30, 2015 (this "Waiver"), is executed by and among LCI SHIPHOLDINGS, INC., a non-resident corporation organized under the laws of the Republic of the Marshall Islands, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 ("Borrower"), INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized under the laws of Delaware, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (together with its successors and permitted assigns, "Guarantor"), and CITIZENS ASSET FINANCE, INC. (f/k/a RBS Asset Finance, Inc.), a New York corporation, with offices at 71 South Wacker Drive, 29th Floor, Mailstop 1H2935, Chicago, Illinois 60606 (together with its successors and assigns, "Lender"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

WITNESSETH:

WHEREAS, Lender, Borrower and Guarantor are parties to that certain Loan Agreement, dated as of August 25, 2014 (as amended, the "Loan Agreement") pursuant to which Lender agreed open a term loan credit facility in favor of Borrower with available credit thereunder in a principal amount of up to TWENTY-THREE MILLION FORTY THOUSAND AND NO/100 Dollars ($23,040,000.00) in order to refinance certain indebtedness of Borrower secured by a preferred mortgage lien and security interest against the Marshall Islands-flagged vessel, GREEN DALE, Official Number 5236, IMO Number 9181376 (the "Vessel") and for certain other purposes; and

WHEREAS, under a Guaranty Agreement dated as of August 29, 2012 executed by Guarantor in favor of Lender (the "Guaranty"), Guarantor agreed to guarantee the prompt payment and performance of all existing and future obligations, liabilities and indebtedness of the Borrower to Lender arising under the Loan Agreement and all Loan Documents related thereto (as more fully described and defined in the Guaranty, the "Guaranteed Obligations"); and

WHEREAS, Borrower and Guarantor have requested, subject to the terms and conditions set forth herein, that the Lender waive, during the Waiver Period (as defined below), any Default or Event of Default arising from the failure of Guarantor and its Subsidiaries to comply with the financial covenants contained in Section 6.10(b) (Minimum Liquidity) and Section 6.10(e) (Minimum Consolidated Fixed Charge Coverage Ratio) of the Loan Agreement for the fiscal period ending September 30, 2015 (the "Designated Defaults"); and

WHEREAS, subject to the occurrence of the Waiver Effective Date (as defined below) and the other terms and conditions hereof, Lender is willing to waive the Designated Defaults solely for the duration of the Waiver Period.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble hereto) have the meanings assigned to them in the Loan Agreement.

SECTION 2. Limited Waiver of Designated Defaults.

(a) Lender hereby waives the Designated Defaults during the Waiver Period,

(b) It is hereby agreed to and understood by the parties to this Waiver that: (i) the waiver set forth herein shall be effective (subject to the terms of this Waiver) only from the Waiver Effective Date to and including the Waiver Termination Date; (ii) the waiver set forth herein shall automatically terminate at the end of the Waiver Period and Lender shall retain all rights and remedies with respect to the Designated Defaults following the Waiver Termination Date; (iii) this is a one-time waiver and Lender shall have no obligation to waive any future Defaults or Events of Default or to extend this limited waiver beyond the Waiver Termination Date; and (iv) this waiver does not constitute an amendment or modification of the Loan Agreement.

(c) As additional consideration for this Waiver, Borrower agrees to pay to Lender a waiver fee of $24,220.00 (0.10% of the original principal amount of the Loan plus $1,180 in legal fees and expenses), within ten (10) days following the date of issuance of Lender's invoice for such fee, in the event that the waiver fee is not paid as provided above, the failure to pay shall entitle Lender, at its option, to terminate this Waiver.

SECTION 3.Waiver Termination Date, The limited waiver set forth herein shall terminate on the date (the "Waiver Termination Date") that is the earlier to occur of (i) November 30, 2015, as such date maybe extended from time to time by Lender, (ii) the date of occurrence of any Default or Event of Default other than Designated Defaults, (iii) at the option of Lender, upon written notice to Borrower, should Borrower fail to pay the waiver fee and cost reimbursements invoiced by Lender in accordance with Section 2(c). The period from and including September 30, 2015 to the Waiver Termination Date is referred to herein as the "Waiver Period," Each of Borrower and Guarantor acknowledges and agrees that immediately upon expiration of the Waiver Period, Lender shall have all of its rights and remedies with respect to the Designated Defaults to the same extent, and with the same force and effect, as if the Waiver had not occurred.

SECTION 4. Representations Warranties and Agreements. Each of Borrower and Guarantor hereby represents and warrants to and agrees with Lender that:

(a) This Waiver has been duly executed and delivered by Borrower and Guarantor and constitutes the legal, valid and binding obligation of Borrower and Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Waiver by Borrower or Guarantor.

(b) As of the Waiver Effective Date, after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.
(c) All written information (excluding financial projections, draft financial statements, and information of a general economic or industry nature) prepared by the Borrower and the

Guarantor and furnished to Lender under the Loan Agreement, taken as a whole, was true and correct in all material respects as of the date such information was furnished and did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made,

(d)The execution and delivery of this Waiver or any other document delivered by

Borrower and Guarantor in connection herewith does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it.

SECTION 5. Access of Lender. During and after the Waiver Period, Borrower and Guarantor shall grant access to and cooperate with representatives of Lender and allow and enable Lender to examine the financial, corporate and operating records of Borrower and Guarantor, making available to Lender such officers, managers, independent public accountants and other persons as the Lender shall reasonably designate, all at the expense of Borrower and Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired by Lender. Any access by Lender under this Section shall be coordinated with any consultant or representative of Lenders under the Credit Agreement of the Guarantor who will be engaged in similar activities. Borrower and Guarantor will provide copies of any reports prepared by the consultant that have been furnished to Borrower or Guarantor. Without limiting the generality of the foregoing, Borrower and Guarantor shall provide Lender at least bi-weekly updates (either telephonic or in person) on the status of (i) their initiatives to sell assets of the Borrower, Guarantor or their Affiliates, and (ii) their initiatives to procure alternative sources of financing.

SECTION 6. Condition to Effectiveness. This Waiver shall become effective as of September 30, 2015 (the "Waiver Effective Date") subject to the receipt by Lender of duly executed counterparts hereof that, when taken together, bear the authorized signatures of each of Borrower and Guarantor.

SECTION 7. Reaffirmation of Existing Obligations. Borrower and Guarantor hereby acknowledge and confirm that (a) the respective obligations of Borrower and Guarantor to Lender arising under the Loan Documents or otherwise, are valid, binding, and unconditional, and are not subject to any offsets, defenses, counterclaims, credits or adjustments of any kind or nature, or if either Borrower and Guarantor has any such claims, counterclaims, offsets, credits or defenses, the same are hereby fully and irrevocably waived, relinquished and released in consideration of the execution and delivery of this Waiver by Lender; (b) Lender and its Affiliates have performed fully all of their respective obligations under the Loan Documents; and (c) by entering into this Waiver, except as expressly set forth in Section 2 hereof, Lender does not waive or release any term or condition of the Loan Documents or of any other document or instrument, or any of their rights or remedies under such Loan Documents or applicable law, or any of the obligations of Borrower or Guarantor thereunder.

SECTION 8. Effect of this Waiver.

(a)Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower or Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.

(b)This Waiver shall constitute a "Loan Document" for all purposes of the Loan

Agreement and the other Loan Documents.

SECTION 9. APPLICABLE LAW. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE MARITME ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS AND THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE. STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT AS SET FORTH IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 10. Counterparts. This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Waiver by telecopy shall be effective as delivery of a manually executed counterpart hereof,

SECTION 11. Release of Claims. In consideration of the willingness of Lender to enter into this Waiver, each of Borrower and Guarantor hereby releases and forever discharges Lender and its successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the "Lender Group"), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Waiver, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which either of Borrower or Guarantor may have or claim to have against any of the Lender Group.

SECTION 12. Miscellaneous.

(a) This Waiver shall be binding on and shall inure to the benefit of Borrower, Guarantor and Lender, and their respective successors and permitted assigns. The terms and provisions of this Waiver are for the purpose of defining the relative rights and obligations of the Borrower, Guarantor and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Waiver.

(b) Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

(c) Wherever possible, each provision of this Waiver shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver.

SECTION 13. Entirety. This Waiver and the other Loan Documents embody the entire agreement between the patties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Waiver and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Waiver on the first date set forth above to be effective as provided herein.

Borrower:

LCI SHIPHOLDINGS, INC.

By: /s/ David Drake

Name: David Drake

Title: Vice President and Treasurer

Guarantor:

INTERNATIONAL SHIPHOLDING CORPORATION

By: /s/ David Drake

Name: David Drake

Title: Vice President and Treasurer

Lender:

CITIZENS ASSET FINANCE, INC.

By: /s/ Janet Melancon

Name: Janet Melancon

Title: Vice President